UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On April 28, 2011, RLI Insurance Company (“RIC”), a wholly-owned subsidiary of RLI Corp., completed the previously announced acquisition of Data and Staff Service Co. (“DSSC”) pursuant to its Stock Purchase Agreement dated December 22, 2010, as amended, with DSSC and Mr. Donald Sirkin and Data and Staff Service Co. Employee Stock Ownership Plan, as selling stockholders of DSSC.  Under the Stock Purchase Agreement, RIC paid approximately $136 million in cash for the DSSC common stock.  The principal subsidiary of DSSC is Contractors Bonding and Insurance Company (“CBIC”), an insurance company specializing in surety bonds and related niche property and casualty insurance products.

A copy of the press release dated April 28, 2011 announcing the completion of RIC’s purchase of CBIC is furnished under this report as Exhibit 99.1 and is incorporated herein by reference.

On April 21, 2011, RIC entered into an Amendment to Stock Purchase Agreement (the “Amendment”) amending its Stock Purchase Agreement dated December 22, 2010, with DSSC and Mr. Sirkin and Data and Staff Service Co. Employee Stock Ownership Plan, as selling stockholders of DSSC. The Amendment is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 28, 2011.

99.2

Amendment to Stock Purchase Agreement, dated as of April 21, 2011, by and among RLI Insurance Company, Data and Staff Service Co., Donald Sirkin, and Data and Staff Service Co. Employee Stock Ownership Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: April 28, 2011	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated April 28, 2011.

99.2

Amendment to Stock Purchase Agreement, dated as of April 21, 2011, by and among RLI Insurance Company, Data and Staff Service Co., Donald Sirkin, and Data and Staff Service Co. Employee Stock Ownership Plan.